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       Exhibit 23.4



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 1996, which appears in the annual report on Form 10-K/A of Medical Resources, Inc. for the year ended December 31, 1996, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                      /s/ KEMPISTY & COMPANY
                                      Certified Public Accountants, PC.

       New York, New York
       June 26, 1997